Exhibit T3A-6

Articles of Amendment

  The name of the Limited Liability Company is Mesa Air Group Airline Inventory Management, L.L.C.

  The Articles of Organization were originally filed with the Arizona Corporation Commission on the 23rd day of December, 2002.

  Attached hereto as Exhibit A is the text of the Amendment.

Dated this 29th day of September, 2004.

Mesa Airlines, Inc. 50 WEST LIBERTY, STE #650
Sole Member RENO, NEVADA 89501

By: ____________________________
Name: Brian S. Gillman
Title: Vice President and Corporate Secretary
         of Sole Member, Mesa Airlines, Inc.

EXHIBIT A

Mesa Air Group Airline Inventory Management, L.L.C. a Limited Liability Company validly existing under the laws of the State of Arizona, amends its Articles of Organization as follows:

Article Five shall be removed in its entirety and the following inserted in lieu thereof:

5. Management of Mesa Air Group Airline Inventory Management, L.L.C. is reserved to one member, Mesa Airlines, Inc., a Nevada Corporation, ("Member"), having its principal offices at 410 North 44th Street, Ste. 700, Phoenix, Arizona 85008.

ARTICLES OF ORGANIZATION
OF
MESA AIR GROUP AIRLINE INVENTORY MANAGEMENT, L.L.C.

  The name of the Limited Liability Company is Mesa Air Group Airline Inventory Management, L.L.C.

  The address of the Registered Office in Arizona is 410 North 44th Street, Ste. 700, Phoenix, Arizona 85008. The county where the Registered Office is located is Maricopa County.

  The name and address of the Statutory Agent of Mesa Air Group Airline Inventory Management, L.L.C. is CT Corporation System, 3225 N. Central Avenue, Suite 1601, Phoenix, AZ 85012.

  The duration of Mesa Air Group Airline Inventory Management, L.L.C. is perpetual.

  Management of Mesa Air Group Airline Inventory Management, L.L.C. is reserved to one member, Mesa Air Group, Inc., a Nevada Corporation, ("Member"), having its principal offices at 410 North 44th Street, Ste. 700, Phoenix, Arizona 85008.

EXECUTED this 23rd day of December, 2002.

MEMBER

By: ________________________________
Name: ________________________________
Title: _____________________________
Mesa Air Group, Inc
410 North 44th Street, Ste. 700
Phoenix, Arizona 85008

Acceptance of Appointment By Statutory Agent

I, CT Corporation System, having been designated to act as Statutory Agent, hereby consent to act in this capacity until removed or resignation is submitted in accordance with Arizona Revised Statutes.

__________________________________________
Signature of Statutory Agent